CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-187179 on Form S-8 of PBF Energy Inc. of our report dated June 23, 2026, relating to the financial statements and supplemental schedules of the PBF Energy Retirement Savings Plan for the year ended December 31, 2025, which appear in this Form 11-K.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
June 23, 2026